REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders and Board of
Trustees of
The Timothy Plan

In planning and performing our audit of
the financial statements of The Timothy
Plan, comprising Timothy Plan
Aggressive Growth Fund, Timothy Plan
International Fund, Timothy Plan
Large/Mid Cap Growth Fund, Timothy
Plan Small Cap Value Fund, Timothy
Plan Large/Mid Cap Value Fund,
Timothy Plan Fixed Income Fund,
Timothy Plan High Yield Bond Fund,
Timothy Plan Israel Common Values
Fund, Timothy Plan Defensive
Strategies Fund, Timothy Plan Strategic
Growth Fund, Timothy Plan
Conservative Growth Fund, Timothy
Plan Emerging Markets Fund, and
Timothy Plan Growth & Income Fund
(the Funds), as of and for the year ended
September 30, 2014, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles
(GAAP).  A funds internal control over
financial reporting includes those
policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.



Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).  We
noted the following deficiency that we
believe to be a material weakness as
defined above as of September 30, 2014.

*	Established controls were not
operating effectively
surrounding the communication,
monitoring and oversight of
valuation with respect to fair
valued securities in Timothy
Plan Emerging Markets Fund.

This report is intended solely for the
information and use of management and
the Board of Trustees of the Funds and
the Securities and Exchange
Commission and is not intended to be
and should not be used by anyone other
than these specified parties.




COHEN FUND AUDIT SERVICES,
LTD.
Cleveland, Ohio
December 1, 2014